Exhibit 99.24

MBNA MASTER CREDIT CARD TRUST II SERIES 1997-B

KEY PERFORMANCE FACTORS
April 30, 1997



        Expected B Maturity                                         3/15/12


        Blended Coupon                                              5.7538%



        Excess Protection Level
          3 Month Average   3.47%
          April, 1997   3.47%
          March, 1997  N/A
          February, 1997  N/A


        Cash Yield                                  16.70%


        Investor Charge Offs                         4.31%


        Base Rate                                    8.92%


        Over 35 Day Delinquency                      4.27%


        Seller's Interest                           20.02%


        Total Payment Rate                          12.21%


        Total Principal Balance                     $27,182,850,184.68


        Investor Participation Amount               $1,000,000,000.00


        Seller Participation Amount                 $5,443,222,666.19


        * For the purposes of calculating the Base Rate and Excess Protection Level, a Coupon of 6.92% (64/360) was used. The Base Rate was calculated using a 64 day monthly period, 2/27/97-4/30/97.